Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

           We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Avatar Holdings Inc. Amended and Restated Incentive and Capital Accumulation Plan for the registration of 900,000 shares of common stock of Avatar Holdings Inc., of our report dated February 28, 2001, with respect to the consolidated financial statements of Avatar Holdings Inc. and subsidiaries, and the related financial statement schedule included in its annual report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                    Ernst & Young LLP





Miami, Florida
June 13, 2001